Exhibit 23














               Consent of Independent Certified Public Accountants






The Board of Directors
TView, Inc.:


We consent to the inclusion of our report dated September 13, 1996, with respect to the balance sheets of TView, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows of the years then ended, which report appears in the Form 8-K to be filed by Focus Enhancements, Inc.


                                                   KPMG Peat Marwick LLP


Portland, Oregon
January 3, 1997